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                                     BY-LAWS

                                       OF

                          CORE-MARK INTERNATIONAL, INC.

                            (A DELAWARE CORPORATION)



                                    ARTICLE I
                                  STOCKHOLDERS

          SECTION 1.1. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

          SECTION 1.2. SPECIAL MEETINGS. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

          SECTION 1.3. NOTICE OF MEETINGS. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

          SECTION 1.4. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place
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shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 1.5. QUORUM. Except as otherwise provided by law, the Corporation's Certificate of Incorporation or these By-Laws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders. If there is no quorum, a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice until a quorum shall be obtained. When a quorum is obtained, it is not broken by the subsequent withdrawal of any stockholder.

          SECTION 1.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice Chairman, if any, or if none or in the Vice Chairman's absence the President, or if none or in the President's absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

          SECTION 1.7. VOTING; PROXIES; REQUIRED VOTE. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At


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all elections of directors taken at any meeting of stockholders, the voting may be, but need not be, by written ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, whether or not a quorum is present when the vote is taken.

          (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 1.8. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stock-


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holders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.


                                   ARTICLE II
                               BOARD OF DIRECTORS

          SECTION 2.1. GENERAL POWERS. The business, property, and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

          SECTION 2.2. QUALIFICATION; NUMBER; TERM; REMUNERATION. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be eight, or such other number as may be fixed from time to time by resolution of the Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

          (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

          (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 2.3. QUORUM AND MANNER OF VOTING. Except as otherwise provided by law or by agreement of the stockholders, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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          SECTION 2.4.  PLACES OF MEETINGS.  Meetings of the Board of Directors
may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

          SECTION 2.5. ANNUAL MEETING. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

          SECTION 2.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

          SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the directors then in office.

          SECTION 2.8. NOTICE OF MEETINGS. A notice of the place, date, and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least five business days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than two days before the day of the meeting.

          SECTION 2.9. ORGANIZATION. At all meetings of the Board of Directors, the Chairman, if any, or, if none or in the Chairman's absence or inability to act, the President, or in the President's absence or inability to act, any Vice President who is a member of the Board of Directors, or in such Vice President's absence or inability to act, a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

          SECTION 2.10. RESIGNATION. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or the Secretary, unless otherwise


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specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

          SECTION 2.11. VACANCIES. Unless otherwise provided in these By-Laws or in an agreement among or binding upon the stockholders, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors; PROVIDED, HOWEVER, that the director (the "Required B Holders Director") designated by the Required B Holders (as defined in the Limited Liability Company Agreement (the "LLC Agreement") of Core-Mark L.L.C., a limited liability company organized under the laws of Delaware, dated as of March 2, 1995 among CMI Partnership, Post-Mark, Inc., The Nippon Credit Bank, Ltd., Van Kampen Merritt Prime Rate Income Trust and Westpac Investment Capital Corp.) pursuant to Section 6.06 of the LLC Agreement may only be removed, without cause, by the affirmative vote of the Required B Holders (as defined in the LLC Agreement).

          SECTION 2.12. ABSENCE FROM MEETINGS. If the Required B Holders Director is unable, for any reason, to attend a meeting of the Board of Directors, such Required B Holders Director may send an observer to attend such Board meeting; PROVIDED, HOWEVER, that under no circumstances will such observer be able to vote on any matter brought to a vote of the directors.

          SECTION 2.13. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.


                                   ARTICLE III
                                   COMMITTEES

          SECTION 3.1. APPOINTMENT; MEMBERSHIP. (a) In addition to the committees established under Section 3.6 hereof, from time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or


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purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

          (b) As long as no Change in Control Event (as defined in the LLC Agreement) has occurred, each committee of the Board shall be comprised of three members: a director who is also an executive officer of the Corporation, the Required B Holders Director and the Independent Director (each as defined in the LLC Agreement).

          SECTION 3.2. PROCEDURES, QUORUM, AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

          SECTION 3.3. NOTICE OF MEETINGS. Notice of the place, date and time and the purpose or purposes of each meeting of any committee of the Board of Directors shall be given to each member of such committee the same at least five business days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than two days before the day of the meeting.

          SECTION 3.4. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          SECTION 3.5. TERM; TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

          SECTION 3.6.  STANDING COMMITTEES.

          (a) COMPENSATION COMMITTEE. There shall be a committee of the Board of Directors, which shall be the Compensation Committee. As long as no Change in Control Event shall have occurred, the Compensation Committee shall be comprised of the Chairman of the Board of Directors, the


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Required B Holders Directors and the Independent Director.  The Compensation
Committee shall have the authority and responsibility for considering, adopting, authorizing and implementing the salary, bonus and other benefits, direct and indirect, of, and any employment, severance, termination, bonus, benefit or other similar agreements or plans with or for the benefit of, the officers of the Corporation and shall have the authority and responsibility for considering, authorizing and acting upon such other matters as may be designated to such committee from time to time by the Board of Directors. The vote of the majority of the members of the Compensation Committee present at a meeting at which a quorum is present shall be the act of the Compensation Committee.

          (b) AUDIT COMMITTEE. There shall be a committee of the Board of Directors, which shall be the Audit Committee. As long as no Change in Control Event shall have occurred, the Audit Committee shall be comprised of the Chairman of the Board of Directors, the Required B Holders Directors and the Independent Director. The Audit Committee shall have the authority and responsibility for considering and recommding to the Board of Directors the process for producing the Corporation's financial data, internal controls and the independence of the Corporation's external auditors and shall have the authority and responsibility for considering and recommending to the Board of Directors such other matters as may be designated to such committee from time to time by the Board of Directors. The vote of the majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the act of the Audit Committee.


                                   ARTICLE IV
                                    OFFICERS

          SECTION 4.1. ELECTION AND QUALIFICATIONS. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer, and such Assistant Secretaries, such Assistant Treasurers, and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.


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          SECTION 4.2.  TERM OF OFFICE AND REMUNERATION.  Except as otherwise provided in an employment agreement, the term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

          SECTION 4.3. RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or the Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

          SECTION 4.4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

          SECTION 4.5. PRESIDENT. The President shall be the chief operating officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business, and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds, and all other obligations and instruments. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman of the Board.

          SECTION 4.6. VICE PRESIDENT. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.


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          SECTION 4.7.  TREASURER.  The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 4.8. SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

          SECTION 4.9. ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.


                                    ARTICLE V
                                 INDEMNIFICATION

          SECTION 5.1. INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee, agent, stockholder or a holder of any ownership interest in any stockholder of the Corporation (each, an "INDEMNITEE"), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (an "OTHER ENTITY"), against expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Persons who are not Indemnitees of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article V, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.

          SECTION 5.2. ADVANCEMENT OF EXPENSES. The Corporation shall, from time to time, reimburse or advance to any Indemnitee or other person entitled to indemnification under this Article V the funds necessary for payment of expenses (including attorney's fees and disbursements) actually and reasonably incurred by such person in defending or testifying in a civil, criminal, administrative or


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investigative action, suit or proceeding; PROVIDED, HOWEVER, that the
Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision that such Indemnitee is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article V, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.

          SECTION 5.3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Indemnitee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or otherwise.

          SECTION 5.4. RIGHTS NOT EXCLUSIVE. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          SECTION 5.5. CONTINUATION OF BENEFITS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be an Indemnitee (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          SECTION 5.6. BINDING EFFECT. The provisions of this Article V shall be a contract between the Corporation, on the one hand, and each Indemnitee who serves in such capacity at any time while this Article V is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Indemnitee or other person intend to be legally bound. No repeal or modification of this Article V shall affect any rights or


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obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          SECTION 5.7. PROCEDURAL RIGHTS. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article V shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          SECTION 5.8. SERVICE DEEMED AT CORPORATION'S REQUEST. Any Indemnitee of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

          SECTION 5.9. ELECTION OF APPLICABLE LAW. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the


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Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.


                                   ARTICLE VI
                                BOOKS AND RECORDS

          SECTION 6.1. LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each, and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws and by such officer or agent as shall be designated by the Board of Directors.

          SECTION 6.2. ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

          SECTION 6.3.  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.


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          (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE VII
                         CERTIFICATES REPRESENTING STOCK

          SECTION 7.1. CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that


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some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

          SECTION 7.2. TRANSFERS OF STOCK. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

          SECTION 7.3. FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.


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

          SECTION 7.4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it that is alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any allegedly lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                                  ARTICLE VIII
                                    DIVIDENDS

          SECTION 8.1. Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders. The division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE IX
                                  RATIFICATION

          SECTION 9.1. Any transaction questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer, or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.


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

Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


                                    ARTICLE X
                                 CORPORATE SEAL

          SECTION 10.1. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping, or otherwise making, placing, or affixing, or causing to be printed, engraved, lithographed, stamped, or otherwise made, placed, or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.


                                   ARTICLE XI
                                   FISCAL YEAR

          SECTION 11.1. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE XII
                                WAIVER OF NOTICE

          SECTION 12.1. Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                  ARTICLE XIII
                     BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

          SECTION 13.1. BANK ACCOUNTS AND DRAFTS. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such


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

bank accounts to be opened or maintained in the name and on behalf of the Corporation as may be deemed necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

          SECTION 13.2. CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 13.3. PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney, and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

          SECTION 13.4. FINANCIAL REPORTS. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.


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

                                   ARTICLE XIV
                                   AMENDMENTS

          SECTION 14.1. The Board of Directors shall have power to adopt, amend, or repeal by-laws. Any by-laws adopted by the Board of Directors may be repealed or changed, and new by-laws made, by the stockholders, and the stockholders may prescribe that any by-law made by them shall not be altered, amended, or repealed by the Board of Directors.


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